UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report): January 21, 2015 (December 5, 2014)

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 710, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 (this “Amendment”) to our Current Report on Form 8-K originally filed with the Securities and Exchange Commission on December 11, 2014 (the “Original Filing”) solely for the purpose of including certain additional information relating to the sale of the operating assets comprising the Company’s Utah emission testing centers to DEKRA Automotive North America, Inc. This Amendment No. 1 hereby amends and supplements the Original Filing and, except as set forth herein, the other disclosures made in the Original Filing remain unchanged.

Item 1.01             Entry Into a Material Definitive Agreement.

On December 5, 2014, following the closing of the sale of the operating assets comprising five of the Company’s Utah emission testing centers to DEKRA in exchange for $1,350,000 in cash pursuant to the terms and conditions of the Sale Agreement, the Company and DEKRA entered into an Addendum to Sale Agreement (the “Addendum”) pursuant to which the parties agreed to, among other things, a purchase price of $350,000 for the operating assets comprising the Company’s sixth Utah emission testing center located at 4098 South Redwood Road, West Valley, Utah subject to the satisfaction of all requisite closing conditions as set forth in the Sale Agreement.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)                 EXHIBITS

Exhibit
Number	Description of Document

10.2	Addendum to Sale Agreement with DEKRA Automotive North America, Inc., dated December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2015	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President, Chief Executive Officer